Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of 1-800-FLOWERS.COM, Inc. (the “Company”) hereby certifies, to the best of such officer’s knowledge, that:
(1)the Annual Report on Form 10-K of the Company for the year ended June 29, 2025, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 5, 2025	/s/ Adolfo Villagomez
Adolfo Villagomez
Chief Executive Officer
(Principal Executive Officer)

Dated: September 5, 2025	/s/ James Langrock
James Langrock
Senior Vice President,
Treasurer and
Chief Financial Officer (Principal Financial Officer)
These certifications are furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certifications will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates them by reference.